                                                                     EXHIBIT 4.1

                     AMENDED AND RESTATED LICENSE AGREEMENT

This Amended and Restated License Agreement ("Agreement") is entered into as of January 15, 1999 by and between Integrated Process Equipment Corp. ("IPEC") and
* [REDACTED] ("Licensor"). This Agreement supersedes the subsections entitled "LICENSES GRANTED TO SELLER" and "INTELLECTUAL PROPERTY OWNERSHIP" of Section
B.1.7 to Addendum B of the Corporate Equipment and Services Purchase Agreement, Agreement Number C-04536, dated April 1, 1996 (the "Purchase Agreement") and the letter agreement between the parties dated November 16, 1998 concerning clarification of the Purchase Agreement, including Attachment A thereto.

1.   LICENSES GRANTED TO IPEC

     (a) Licensor grants to IPEC, under Licensor's patents and patent applications identified in Exhibit A, a worldwide, nonexclusive, non-transferable, royalty-free license, without the right to sub-license, to use, make, have made, offer to sell, sell, and import any Microplanarizer product.

     (b) Licensor grants to IPEC, under Licensor's copyrights and Licensor's trade secrets embodied in or incorporated into the AvantGaard 676 Microplanarizer product, a worldwide, nonexclusive, non-transferable, royalty-free license, without the right to sub-license, to use, copy, and modify Licensor's technical information for the sole purpose of using, making, having made, offering to sell, selling, and importing any Microplanarizer product. Licensor agrees not to license Licensor's copyrights and Licensor's trade secrets embodied in or incorporated into the AvantGaard 676 Microplanarizer product to any third party for the purpose of manufacturing products that are substitutes for such Microplanarizer product; provided, however, that Licensor may license Licensor's copyrights and Licensor's trade secrets embodied in or incorporated into such Microplanarizer product to any third party for any other purpose.

     (c) Except as expressly provided in this Agreement, no manufacturing process, technology related patents, trade secrets or other process technology related intellectual property rights of Licensor shall be transferred or licensed under this Agreement.

     (d) Except as expressly provided in this Agreement, no other licenses are granted either directly or by implication, estoppel or otherwise.

     (e) The licenses granted hereunder shall survive termination of the Corporate Equipment and Services Purchase Agreements, Agreement Numbers C-04122 and C-04536, dated October 18, 1995 and April 1, 1996, respectively (the "Purchase Agreements"), so long as IPEC (or its successor company) complies with the rights, obligations, terms and conditions of the Purchase Agreements,including all Parts and Addenda thereto.

2.   INTELLECTUAL PROPERTY OWNERSHIP

     (a) Licensor owns, and will continue to own, all rights, title and interest to all Licensor's intellectual property, including, without limitation, Licensor's patents and patent applications identified in Exhibit A, Licensor's copyrights and Licensor's trade secrets embodied in or incorporated into the AvantGaard 676 Microplanarizer product manufactured by IPEC.

*Omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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     (b)  IPEC owns, and will continue to own, all rights, title and interest to all IPEC's intellectual property, including, without limitation, IPEC's patents, IPEC's copyrights and IPEC's trade secrets embodied in or incorporated into any Microplanarizer product manufactured by IPEC.

3.   MODIFICATION AND WAIVER; SEVERABILITY

     (a) No modification, alteration or amendment be effective unless made in writing and signed by duly authorized representatives of both parties. No waiver of any breach hereof shall be held to be a waiver of any other or subsequent breach.

     (b) If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, such determination shall not affect the validity of the remaining provisions.

4.   APPLICABLE LAW

     This Agreement shall be governed by. be subject to and be construed in accordance with the laws of the State of Delaware, excluding Delaware's conflicts of law provisions.

5.   COUNTERPARTS

     This Agreement may be executed in counterparts or duplicate originals, and each such counterpart or duplicate original shall constitute an original instrument, but all such separate counterparts or duplicate originals shall constitute one and the same instrument.


INTEGRATED PROCESS
EQUIPMENT CORP.                           *[REDACTED]

Signed: /s/ Sanjeev Chitre
--------------------------------
By:  Sanjeev Chitre
   ------------------------------------
Title: Chairman
      ---------------------------------
Date:  January 15, 1999                     Date:  January 14, 1999
     ----------------------------------            ---------------------------


*Omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.
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                   EXHIBIT A: PATENTS AND PATENT APPLICATIONS

Title                                                            Serial Number
-----                                                            -------------
THE FOLLOWING PATENT IS LICENSED TO IPEC UNDER THIS AGREEMENT:

*[REDACTED]

THE FOLLOWING PATENTS OR PATENT APPLICATIONS ARE NOT LICENSED TO IPEC UNDER
THIS AGREEMENT:

*[REDACTED]


*Omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.